AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 2001

                                                   REGISTRATION NO. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                         NORTHROP GRUMMAN CORPORATION
            (Exact name of Registrant as specified in its charter)



                  DELAWARE                             95-4840775
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         JOHN H. MULLAN, ESQ., CORPORATE VICE PRESIDENT AND SECRETARY
                         NORTHROP GRUMMAN CORPORATION
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 553-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------

                                  COPIES TO:
                             John D. Hussey, Esq.
                   Sheppard, Mullin, Richter & Hampton  LLP
                       333 South Hope Street, 48th Floor
                        Los Angeles, California  90071
                                (213) 620-1780

                               ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
                               ----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-71290

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


================================================================================

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                                                        PROPOSED MAXIMUM
                                                                      PROPOSED MAXIMUM     AGGREGATE
        TITLE OF EACH CLASS OF                      AMOUNT TO          OFFERING PRICE   OFFERING PRICE        AMOUNT OF
     SECURITIES TO BE REGISTERED               BE REGISTERED (1)(2)      PER UNIT (2)       (1) (2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock, $1.00                                                    $400,000,000         $100,000
   par value, Common Stock, $1.00 par
   value (3)(4), Warrants to Purchase Debt
   Securities, Warrants to Purchase Equity
   Securities, Stock Purchase Contracts
   and Purchase Units of Northrop
   Grumman Corporation

Capital Securities of Northrop Grumman
   Corporation                                      (5)                      (5)              (5)                 None

================================================================================

(1) In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock, Warrants to Purchase Debt Securities, Warrants to Purchase Equity Securities, Stock Purchase Contracts and Stock Purchase Units issued under this Registration Statement exceed $400,000,000 or, if any securities are in any foreign currency units, the U.S. dollar equivalent of $400,000,000, and if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $400,000,000.
(2)  Not applicable pursuant to General Instruction II D to Form S-3.
(3) Includes Preferred Share Purchase Rights ("Rights"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
(4) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act.
(5) In addition to any Preferred Stock or Common Stock that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Stock or Common Stock as may be issued upon conversion or exchange of Debt Securities or Preferred Stock, as the case may be. No separate consideration will be received for any shares of Preferred Stock or Common Stock so issued upon

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Northrop Grumman Corporation with the Securities and Exchange Commission. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registration Statement on Form S-3 (No. 333-71290)

                                 CERTIFICATION

     Northrop Grumman hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $100,000 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on November 16, 2001); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank by no later than November 16, 2001.

                                    EXHIBITS

     5-1  Opinion of Sheppard, Mullin, Richter & Hampton LLP.
    15-1 Letter from independent accountants regarding unaudited interim accounting information.
    23-1 Consent of Deloitte & Touche LLP with respect to Northrop Grumman. 23-2 Consent of Deloitte & Touche LLP with respect to Litton.
    23-3  Consent of Arthur Andersen LLP with respect to Newport News.
    23-4  Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
          Exhibit 5-1).
    24-1 Power of Attorney (filed as Exhibit 24 to Registration Statement No. 333-71290).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of November, 2001.

                                NORTHROP GRUMMAN CORPORATION

                                By: /s/ John H. Mullan
                                   ------------------------
                                     John H. Mullan
                                     Corporate Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


               Signature                            Title                         Date
              ----------                            -----                         ----

                 *                       Chairman of the Board, Chief         November 15, 2001
---------------------------------------  Executive Officer and Director
Kent Kresa                               (Principal Executive Officer)


                 *                       President, Chief Operating Officer   November 15, 2001
---------------------------------------  and Director
Ronald D. Sugar

                                         Corporate Vice President and Chief   November 15, 2001
                 *                       Financial Officer (Principal
---------------------------------------  Financial Officer)
Richard B. Waugh, Jr.

                 *                       Corporate Vice President and         November 15, 2001
---------------------------------------  Controller (Principal Accounting
Sandra J. Wright                         Officer)


                 *                       Director                             November 15, 2001
---------------------------------------
John T. Chain, Jr.

                 *                       Director                             November 15, 2001
---------------------------------------
Lewis W. Coleman

                 *                       Director                             November 15, 2001
---------------------------------------
Vic Fazio

                 *                       Director                             November 15, 2001
---------------------------------------
Phillip Frost

                 *                       Director                             November 15, 2001
---------------------------------------
Charles A. Larson

                                         Director
---------------------------------------
Jay H. Nussbaum

                 *                       Director                             November 15, 2001
---------------------------------------
Aulana L. Peters

                *                        Director                             November 15, 2001
---------------------------------------
John Brooks Slaughter

       /s/ John H. Mullan
*  By: --------------------------
       John H. Mullan
       Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                      DESCRIPTION
 ------                      -----------

      5-1   Opinion of Sheppard, Mullin, Richter & Hampton LLP.
     15-1   Letter from independent accountants regarding unaudited interim accounting information.
     23-1   Consent of Deloitte & Touche LLP with respect to Northrop Grumman.
     23-2   Consent of Deloitte & Touche LLP with respect to Litton.
     23-3   Consent of Arthur Andersen LLP with respect to Newport News.
     23-4   Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
            Exhibit 5-1).